UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2005

VISTACARE, INC.

(Exact name of registrant as specified in its chapter)

Delaware	000-50118	06-1521534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (480) 648-4545

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends Item 5.02(c) of the Current Report on Form 8-K filed by VistaCare, Inc. with the Securities and Exchange Commission on January 10, 2005 (the “Original 8-K”), to correctly reflect the vesting schedule for Mr. Elliot’s option grant as twenty percent (20%) per year over a five-year period on each anniversary date of the grant date. Except as described above, no other amendments are being made to the Original 8-K, which contains Items 1.01, 5.02 (c) and (d), and 9.01(c).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     5.02 (c)

On December 10, 2005, the Company announced in a press release the appointment of Mr. Elliot as the Company’s President and COO effective January 10, 2005. A copy of the press release is attached as Exhibit 99.01 to this Current Report and is incorporated herein by reference.

According to the terms of the offer of employment which was made by the Company and accepted by Mr. Elliot, Mr. Elliot will receive an initial base salary of $325,000 per year. He is eligible for an annual bonus of up to 55% of his base salary, contingent on the achievement of both personal and company goals. Mr. Elliot has also received an incentive stock option grant to purchase 325,000 shares of the Company’s common stock at an exercise price of $15.92 (the last sale price as quoted on NasdaqNM at the market close on January 10, 2005) to be vested in five equal installments over a five-year period on each anniversary date of the grant date. Mr. Elliot will be entitled to customary benefits during his employment by the Company as are provided generally to other senior executives of the Company, including health, dental, life and disability insurance, 401(k) and other employee benefits. The Company will also pay, in accordance with the Company relocation guidelines, for certain expenses and costs relating to Mr. Elliot relocation to Phoenix, Arizona. Mr. Elliot does not have an employment agreement, but has entered into a management agreement, with the Company. The description of that management agreement is incorporated herein by reference to Item 1.01 of this Current Report.

From May 2002 until January 2005, Mr. Elliot, who is 44 years old, was the President, CEO and a member of the board of directors, of VMBC, LLC, The VASCLIP Company, a privately held company focused on providing a less invasive surgical alternative to vasectomy. Prior to that, Mr. Elliot was Vice President of Sales and Marketing of Advanced Respiratory, Inc. from March 2001 to May 2002, when the company was acquired by the Batesville, Indiana-based Hill-Rom Company, now owned by Hillenbrand Industries, Inc. From August 1996 through February 2001, Mr. Elliot held management positions at St. Jude Medical, Inc., including serving as Director of Corporate Business Development and Vice President, Global Marketing for its Cardiac Rhythm Management Division.

     5.02 (d)

In the same press release dated January 10, 2005, the Company states it expects that its Board of Directors (the “Board”) will appoint Mr. Elliot to the Board as a Class I member of the Board. As disclosed elsewhere in this Current Report, Mr. Elliot does not have an employment agreement, but has entered into a management agreement, with the Company. The description of that management agreement is incorporated herein by reference to Item 1.01 of this Current Report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: January 12, 2005	By:	/s/ Stephen Lewis

	Name:	Stephen Lewis

	Title:	Secretary